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                                                                   EXHIBIT 10.15

                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of October 12, 1999, by and between Data Critical Corp. ("Borrower") and Silicon Valley Bank ("Lender").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated April 10, 1997, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Line"), a Promissory Note, dated April 10, 1997, in the original principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the "Term Note #1") and a Promissory Note, dated April 14, 1998, in the original principal amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Term Note #2"). The Line, Term Note #1 and Term Note #2 are hereby sometimes referred to collectively as the "Notes." The Line has been modified pursuant to, among other documents, a Loan Modification Agreement, dated February 12, 1999, pursuant to which, among other things, the principal amount was increased to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00). The Notes, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated April 10, 1997, as such agreement may be amended from time to time, between Borrower and Lender (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated April 10, 1997, and an Intellectual Property Security Agreement dated April 10, 1997.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to the Notes.

          1. The principal amount of the Term Note #1 is hereby decreased to Thirty Six Thousand Six Hundred Fifty Four and 26/100 Dollars ($36,654.26).

          2. The principal amount of the Term Note #2 is hereby decreased to One Hundred Thirty Eight Thousand Eight Hundred Thirty Nine and 51/100 Dollars ($138,839.51).

          3. The interest rate to be applied to the unpaid principal balance of the Line is hereby increased, effective as of this date, to
               1.50 percentage points over the Lender's current Index.

     B.   Modification(s) to the Loan Agreement.

          1. The paragraph entitled "Financial Covenants" is hereby amended, in part; to provide that Borrower shall maintain, on a monthly basis, a maximum negative Tangible Net Worth of $750,000.00; and to permit Borrower to incur quarterly losses, provided such losses do not exceed $1,800,000.00 through the fiscal quarter ending September 30, 1999, decreasing to $900,000.00 for the fiscal quarter ending December 31, 1999. Thereafter, Borrower shall breakeven or be profitable.
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          2.   Notwithstanding anything to the contrary contained in the
               paragraph entitled "Accounts Receivable and Accounts Payable," Borrower's next audit shall be completed no later than November 15, 1999.

          3. Notwithstanding anything to the contrary contained in the paragraph entitled "Financial Statements," Borrower's shall deliver to Lender, as soon as possible, but in no event later than November 20, 1999, its October 1999 financial statements together with Compliance Certificate.

     C.        Waiver of Financial Covenant Defaults.

          1. Lender hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the; (i) Adjusted Quick Ratio for the quarter ended September 30, 1999;
               (ii) Tangible Net Worth covenant as of the months ended June 30, 1999 through September 30, 1999; and (iii) Profitability covenant as of the quarters ended June 30, 1999 and September 30, 1999. Lender's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the month ending October 31, 1999, Borrower shall be in compliance with the Tangible Net Worth covenant and for the quarter ending December 31, 1999, Borrower shall be in compliance with Adjusted Quick Ratio covenant and Profitability covenant, as amended.

               Lender's agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Lender's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Lender a fee in the amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) (the "Loan Fee"), plus all out-of-pocket expenses. Additionally, in the event Borrower is not in compliance with the Financial Covenants for the month ending October 31, 1999, Borrower shall pay an additional fee in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Additional Loan Fee").

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

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8.   CONDITIONS.  The effectiveness of this Change in Terms Agreement is conditioned upon Lender's receipt of the Loan Fee.


     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                LENDER:

DATA CRITICAL CORP.                      SILICON VALLEY BANK


By: /s/ Michael E. Singer                By: /s/ Peter Paulsson
   ----------------------------             ----------------------------

Name: Michael E. Singer                  Name: Peter Paulsson
     --------------------------               --------------------------

Title: Chief Financial Officer           Title: Vice President
      -------------------------                -------------------------

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